     As filed with the Securities and Exchange Commission on August 28, 1997.
                                                 Registration No. 333-_________
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-3
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                ---------------

                         AMERICAN HOMESTAR CORPORATION
             (Exact name of registrant as specified in its charter)

             Texas                                     76-0070846
(State or other jurisdiction of         (I.R.S. employer identification number)
incorporation or organization)

                     2450 South Shore Boulevard, Suite 300
                            League City, Texas 77573
                    (Address of principal executive offices)

                                ---------------

                                    COPY TO:

           CRAIG A. REYNOLDS                             RICHARD F. DAHLSON
 2450 South Shore Boulevard, Suite 300                   Jackson Walker LLP
        League City, Texas 77573                    901 Main Street, Suite 6000
    Name and address of agent for                       Dallas, Texas  75202
    service of agent for service

            (281)334-9700
(Telephone number, including area code,
        of agent for service)

-------------------------------------------------------------------------------
       APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES TO THE PUBLIC:
    From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                   Proposed
               Title of                        Amount              Maximum             Maximum            Amount of
              Securities                        to be           Offering Price        Offering        Registration Fee
           to be Registered                  Registered         Per Share (1)         Price (1)              (1)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.05 par value..........      474,099 shares         $22.938           $10,874,883           $3,295
=========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the offering price and registration fee are based on a price of $22.938 per share, which price is an average of the high and low prices of the Common Stock on the National Association of Securities Dealers Automated Quotation National Market System on August 25, 1997.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

                         AMERICAN HOMESTAR CORPORATION

                                 474,099 SHARES
                                       OF
                                  COMMON STOCK

     This Prospectus relates to the offer and sale of up to 474,099 shares
(the "Shares") of common stock, par value $0.05 per share (the "Common Stock") of American Homestar Corporation (the "Company") by certain shareholders of the Company (the "Selling Shareholders") issued pursuant to the provisions of the Securities Purchase Agreement dated March 6, 1997, as amended, by and among the Company and Brilliant Holding Corporation and the Security holders of Brilliant Holding Corporation (the "Acquisition Agreement").

     The Common Stock may be sold from time to time by the Selling Shareholders or permitted transferees. Such sales may be made through one or more brokers or dealers on Nasdaq National Market ("Nasdaq"), or any other over-the-counter market or exchange on which the Common Stock is quoted or listed for trading, or in negotiated transactions, in each case at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. See "Plan of Distribution." Upon any sale of the Common Stock offered hereby, the Selling Shareholders or permitted transferees and participating agents, brokers, dealers and marketmakers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Company, however, understands that the Selling Shareholders do not admit that they are underwriters within the meaning of the Securities Act.

     The Common Stock is quoted through Nasdaq under the symbol "HSTR." On August 25, 1997 the last reported sale price of the Common Stock, as reported on Nasdaq, was $22.625. The Company will not receive any of the proceeds from sales of the Shares offered hereby by the Selling Shareholders.

                               -----------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is August   , 1997.
                                                     ---
                                     - 2 -

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C., 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The common stock of the Company, par value $.05 per share (the "Common Stock") is quoted on Nasdaq. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of Nasdaq at 1735 K Street, N.W., 3rd Floor, Washington, D.C.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") of which this prospectus forms a part. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement. Copies of the Registration Statement are available from the Public Reference Section of the Commission at prescribed rates.

     The Company's principal executive offices are located at 2450 South Shore Boulevard, Suite 300, League City, Texas, 77573, and the Company's telephone number is (281) 334-9700.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

     (i) The Company's latest annual report on Form 10-K for the year ended May 31, 1997 (the "Annual Report");

     (ii) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Annual Report; and

     (iii) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (No. 0-24210) filed May 5, 1994.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock to be made hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests for such documents should be directed to American Homestar Corporation, 2450 South Shore Boulevard, Suite 300, League City, Texas 77573, Attention: Craig A. Reynolds, Executive Vice President (telephone: (281) 334-9700).


                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Common Stock offered hereby.

                              SELLING SHAREHOLDERS



                                                                            Common         Ownership
                                                          Ownership          Stock             of         Percentage
                                                          of Common       Offered For        Common           of
                                                         Stock Prior        Selling          Stock          Common
         Name and Office                                     to          Shareholders'       After        Stock After
         of Beneficial Owner                              Offering          Account         Offering       Offering
         -------------------                             -----------      -----------       --------       --------
Alfred K. Berg                                             16,464            16,464            0              *

Gerald Bull                                                16,542            16,542            0              *

William A. Burnham                                          2,744             2,744            0              *
& Kaye B. Burnham

Dalewood Associates, L.P.                                  38,415            38,415            0              *

Leon Dodd                                                  20,609            20,609            0              *

Ronald J. Green                                             2,195             2,195            0              *

Ronald J. Green, Smith Barney, Inc., IRA                    5,487             5,487            0              *
Custodian

Growth Holdings, L.L.C.                                   102,900           102,900            0              *

Carl W. Hopper                                             27,440            27,440            0              *

Stephen L. Hornstein                                        3,293             3,293            0              *

Ray Hyman                                                   1,372             1,372            0              *

James W. Krause                                            10,977            10,977            0              *

Matthew H. Patton                                           2,744             2,744            0              *

Robert Pergament                                            5,487             5,487            0              *

Stephen F. Phillips                                        13,719            13,719            0              *

Robert-Claude Rege-Turo                                     2,744             2,744            0              *

Lawrence Roth                                               5,488             5,488            0              *

James A. Stewart                                           13,719            13,719            0              *

David A. Stockton                                           2,744             2,744            0              *

G. Kimbrough Taylor, Jr.                                    2,744             2,744            0              *

David Thalheim                                             10,977            10,977            0              *

Richard L. Thompson                                         6,174             6,174            0              *

Francis M. Traynor, Jr.                                          5,488             5,488              0               *

Daniel N. Warren                                                 3,137             3,137              0               *

Daniel N. Warren, Smith Barney, Inc., Rollover                   5,095             5,095              0               *
Custodian, c/o The Robinson Humphrey Co.

Edward G. Weiner                                                45,930            45,930              0               *

Edward G. Weiner, Smith Barney, Inc., IRA                       11,726            11,726              0               *
Custodian

Howard J. Weiner                                                19,757            19,757              0               *

Richard Zeisler                                                  5,488             5,488              0               *

Heller Financial, Inc.                                          62,500            62,500              0               *

                                                               -------           -------        -------         -------
         TOTAL                                                 474,099           474,099              0               *
                                                               =======           =======        =======         =======

 * Less than 1%.

     Pursuant to the terms of the Acquisition Agreement, the Company acquired all of the outstanding securities of Brilliant Holding Corporation. Each of the Selling Shareholders received the shares listed as being offered in the table above (i) under the terms of the Acquisition Agreement as partial consideration for the securities of Brilliant Holding Corporation or (ii) as a distributee of a former capital security holder of Brilliant Holding Corporation, which security holder received such shares in the manner described in (i) above. Under the Acquisition Agreement, the Company agreed to register the resale of the Shares under the Securities Act. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

                              PLAN OF DISTRIBUTION

     The Common Stock offered hereby may be sold from time to time by the Selling Shareholders or permitted transferees. The Common Stock may be disposed of from time to time in one or more transactions through any one or more of the following: (i) to purchasers directly, (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers, (iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders or permitted transferees and/or from the purchasers of the Common Stock for whom they may act, (iv) the writing of options on the Common Stock, (v) the pledge of the Common Stock as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Common Stock or interests therein, (vi) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, (vii) a block trade in which the broker or dealer so engaged will attempt to sell the Common Stock as agent and resell a portion of the block as principal to facilitate the transaction, (viii) an exchange distribution in accordance with the rules of such exchange or transactions in the over the counter market, (xix) pursuant to the resale provisions of Rule 144 under the Securities Act, or (xx) in transactions otherwise permitted under the Securities Act. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Selling Shareholders or permitted transferees and any underwriters, brokers, dealers or agents that participate in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Company will pay all of the expenses incident to the offering and sale of the Common Stock to the public other than underwriting discounts or commissions, brokers' fees and the fees and expenses of any counsel to the Selling Shareholders related thereto.

                                 LEGAL MATTERS

     Certain legal matters in connection with the validity of the Common Stock offered hereby have been passed upon by Jackson Walker LLP, Dallas, Texas.

                                    EXPERTS

     The consolidated financial statements and related financial statement schedule of the Company appearing in the Company's Annual Report on Form 10-K for the year ended May 31, 1997, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of KPMG Peat Marwick LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offering made hereby. If given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it would be unlawful to make such an offer or solicitation in such jurisdiction.


                   -----------------
                   TABLE OF CONTENTS
                                                    PAGE
Available Information................................. 3
Incorporation of Certain Documents
   by Reference....................................... 3
Use of Proceeds........................................4
Selling Shareholders...................................5
Plan of Distribution.................................. 6
Legal Matters......................................... 7
Experts............................................... 7



                                    474,099

                                     SHARES



                               AMERICAN HOMESTAR

                                  CORPORATION



                                  COMMON STOCK

                                ---------------


                                   PROSPECTUS

                                ---------------

                               August __, 1997

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement are as follows:

Registration Fee................................................   $3,295.00
Printer Expenses................................................    1,500.00
Accounting Fees and Expenses....................................    3,000.00
Legal Fees and Expenses.........................................    5,000.00
Miscellaneous...................................................      100.00

Total...........................................................  $12,895.00

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Restated Articles of Incorporation (the "Charter") provide that, to the fullest extent permitted by Texas law, directors and former directors of the Company will not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as director. Texas law does not currently authorize the elimination or limitation of the liability of a director to the extent the director is found liable for (i) any breach of the director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith that constitute a breach of duty of the director of the Company or which involve intentional misconduct or a knowing violation of law, (iii) transactions from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) acts or omissions for which the liability of a director is expressly provided by law.

     The Charter and the Amended and Restated Bylaws of the Company grant mandatory indemnification to directors and officers of the Company to the fullest extent authorized under the Texas Business Corporation Act. In general, a Texas corporation may indemnify a director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding by virtue of his position in the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Texas corporation may indemnify a director or officer in an action brought by or in the right of the corporation only if such director or officer was not found liable to the corporation, unless or only to the extent that a court finds him to be fairly and reasonably entitled to indemnify for such expenses as the court deems proper.

     The Company has entered into Indemnity Agreements with Messrs. Teeter, Dawson, Reynolds, Carney, Holland, Fallon, Hunt and McDonald. Pursuant to such agreements, the Company will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Company or assumed certain responsibilities at the direction of the Company.

ITEM 16.  EXHIBITS.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.

    Exhibit No.         Description of Exhibit
    -----------         ----------------------
        2.1       Securities Purchase Agreement by and among Brilliant Holding
                  Corporation, the Securityholders of Brilliant Holding
                  Corporation and the Company.(4)

        2.2       First Amendment to Securities Purchase Agreement by and among
                  Brilliant Holding Corporation, the Securityholders of
                  Brilliant Holding Corporation and the Company. (4)

        4.1       Restated Articles of Incorporation of the Company. (4)

        4.2       Amended and Restated Bylaws of the Company. (4)

        4.3 Form of certificate evidencing ownership of Common Stock of the Company. (4)

        4.4 Shareholders Agreement, dated as of August 31, 1993, by and among the Company and certain shareholders of the Company. (4)

        4.5       Form of Amendment to Shareholders Agreement. (4)

        5.1       Opinion of Jackson Walker, LLP.(1)

       23.1       Consent of Jackson Walker, LLP.(2)

       23.2       Consent of KPMG Peat Marwick LLP.(1)

       24.1       Power of Attorney.(3)


-----------

(1)      Filed herewith.

(2)      Included in the opinion of Jackson Walker, LLP, filed herewith.

(3)      Appearing on the signature pages to this Registration Statement.

(4)      Previously filed as an exhibit to Form 8-K/A dated June 5, 1997.

ITEM 17.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required by section
                    10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.;

                         (iii) To include any material information with respect
                    to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on the 27th day of August, 1997.


                                        AMERICAN HOMESTAR CORPORATION



                                        By: /s/ LAURENCE A. DAWSON
                                            -----------------------------------
                                            Laurence A. Dawson, President
                                            Principal Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints each of Laurence A. Dawson and Finis F. Teeter as his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Signatures                                            Title                                   Date
      ----------                                            -----                                   ----



  /s/ FINIS F. TEETER                             Chairman of the Board and                       August 27, 1997
-------------------------------                  Co-Chief Executive Officer
      Finis F. Teeter                          (Principal Executive Officer)


  /s/ LAURENCE A. DAWSON, JR.                  President, Co-Chief Executive                      August 27, 1997
-------------------------------                     Officer and Director
      Laurence A. Dawson, Jr.                  (Principal Executive Officer)


                                               Executive Vice President, Chief                    August 27, 1997
  /s/ CRAIG A. REYNOLDS                              Financial Officer,
-------------------------------                    Secretary and Director
      Craig A. Reynolds                 (Principal Financial and Accounting Officer)

  /s/ JACKIE H. HOLLAND
-------------------------------                 Vice President, Treasurer and                     August 27, 1997
      Jackie H. Holland                                   Director

  /s/ CHARLES N. CARNEY
-------------------------------                  Vice President and Director                      August 27, 1997
      Charles N. Carney


  /s/ JAMES J. FALLON
-------------------------------                   Vice President and Director                     August 27, 1997
      James J. Fallon


  /s/ WILLIAM O. HUNT
-------------------------------
      William O. Hunt                                     Director                                August 27, 1997


-------------------------------
      Jack L. McDonald                                    Director                                August 27, 1997

                               INDEX TO EXHIBITS

Exhibit
Number            Description of Exhibit
------            ----------------------
2.1               Securities Purchase Agreement by and among Brilliant Holding
                  Corporation, the Securityholders of Brilliant Holding
                  Corporation and the Company.(4)

2.2               First Amendment to Securities Purchase Agreement by and among
                  Brilliant Holding Corporation, the Securityholders of
                  Brilliant Holding Corporation and the Company.(4)

4.1               Restated Articles of Incorporation of the Company.(4)

4.2               Amended and Restated Bylaws of the Company.(4)

4.3 Form of certificate evidencing ownership of Common Stock of the Company.(4)

4.4 Shareholders Agreement, dated as of August 31, 1993, by and among the Company and certain shareholders of the Company.(4)

4.5               Form of Amendment to Shareholders Agreement.(4)

5.1               Opinion of Jackson Walker, LLP.(1)

23.1              Consent of Jackson Walker, LLP.(2)

23.2              Consent of KPMG Peat Marwick LLP.(1)

24.1              Power of Attorney.(3)




------------------
(1)      Filed herewith.

(2)      Included in the opinion of Jackson Walker, LLP, filed herewith.

(3)      Appearing on the signature pages to this Registration Statement.

(4)      Previously filed as an exhibit to Form 8-K/A dated June 5, 1997.